UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2009
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Orthofix International N.V.
(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat
Curacao	N/A
Netherlands Antilles
(Address of principal executive offices)	(Zip Code)

______________________

Registrant’s telephone number, including area code: 011-59-99-465-8525
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 2, 2009, Orthofix International N.V. (the “Company”) issued a press release announcing the preliminary results of its Special General Meeting of Shareholders held on such date.  In its release, the Company announced that based on a preliminary vote count provided by the Company’s proxy solicitor, Georgeson, the Company’s shareholders voted against each proposal by Ramius Value and Opportunity Master Fund Ltd. and its affiliates (collectively, “Ramius”) to remove four incumbent members of the Company’s board of directors (the “Board”).  As a result, no vacancies on the Board were created, and no nominees of Ramius were elected to the Board.

This vote count is subject to the official tabulation of voting results that will be provided by the independent inspector of elections for the special meeting, IVS Associates, Inc., in approximately one week.

A copy of the press release is filed as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated April 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Raymond C. Kolls
Raymond C. Kolls Senior Vice President, General Counsel and Corporate Secretary

Date: April 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 2, 2009